Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Twenty-six Weeks Ended June 27, 2009

Warren, MI – July 23, 2009 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen weeks and twenty-six weeks ended June 27, 2009.

For the thirteen weeks ended June 27, 2009, operating revenues decreased 39.9%, or $79.5 million, to $119.9 million from $199.4 million for the thirteen weeks ended June 28, 2008. Included in operating revenues are fuel surcharges of $7.4 million and $29.6 million for the second quarters of 2009 and 2008, respectively. Net income decreased 62.7%, or $2.2 million, to $1.3 million, or $0.08 per basic and diluted share for the second quarter of 2009, from $3.5 million, or $0.22 per basic and diluted share, for the second quarter of 2008. Included in net income for the second quarter of 2009 were $0.2 million, or $0.01 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale, compared to $1.4 million, or $0.08 per basic and diluted share of similar charges in the second quarter of 2008.

Universal’s truckload revenue in the second quarter of 2009 decreased by 36.9% to $75.1 million from $119.0 million in the corresponding period of 2008. Included in truckload revenue in the second quarter of 2009 is $1.2 million of revenue from our second quarter 2008 acquisition. Brokerage revenue in the second quarter of 2009 decreased by 47.6% to $26.1 million from $49.8 million in the corresponding period of 2008. Included in brokerage revenue in the second quarter of 2009 is $0.3 million of revenue from our second quarter 2008 acquisition. Intermodal revenue in the second quarter of 2009 decreased by 38.9% to $18.7 million from $30.6 million in the corresponding period of 2008. Included in Intermodal revenue in the second quarter of 2009 is $0.2 million of revenue from our second quarter 2008 acquisition.

For the twenty-six weeks ended June 27, 2009, operating revenues decreased 36.4%, or $134.6 million, to $234.9 million from $369.6 million for the twenty-six weeks ended June 28, 2008. Included in operating revenues are fuel surcharges of $15.3 million and $48.9 million for the first two quarters of 2009 and 2008, respectively. Net income decreased 78.9%, or $5.4 million, to $1.4 million, or $0.09 per share for the first half of 2009, from $6.8 million, or $0.43 per share, for the first half of 2008. Included in net income for the first half of 2009 were $0.7 million, or $0.04 per basic and diluted share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale, compared to $1.4 million, or $0.08 per basic and diluted share of similar charges in the first half of 2008.

Universal’s truckload revenue in the first half of 2009 decreased by 34.1% to $143.8 million from $218.2 million in the corresponding period of 2008. Included in truckload revenue in the first half of 2009 is $2.7 million from our second quarter 2008 acquisition. Brokerage revenue in the first half of 2009 decreased by 42.6% to $53.9 million from $93.9 million in the corresponding period of 2008. Included in brokerage revenue in the first half of 2008 is $0.6 million from our second quarter 2008 acquisition. Intermodal revenue in the first half of 2009 decreased by 35.1% to $37.3 million from $57.4 million in the corresponding period of 2008. Included in Intermodal revenue in the first half of 2009 is $0.8 million from our acquisitions completed in the first half of 2008.

“Although revenue volumes remain low, we are pleased with the hard work of all of our employees, agents, and owner-operators to help control costs and improve our level of profitability over the first quarter of 2009,” stated Universal’s President and CEO Don Cochran. “We must continue to focus on retaining market share and growth through strategic acquisitions, while also continuing to control costs.”

Universal Truckload Services, Inc. is primarily an asset light provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Operating revenues:
Truckload	$75,066	$118,991	$143,781	$218,235
Brokerage	26,120	49,830	53,877	93,923
Intermodal	18,711	30,599	37,265	57,397

Total operating revenues	119,897	199,420	234,923	369,555

Operating expenses:
Purchased transportation	88,947	155,777	175,032	287,377
Commissions expense	8,060	12,177	15,662	22,743
Other operating expense	2,117	2,587	4,502	4,877
Selling, general, and administrative	10,602	12,841	22,443	25,532
Insurance and claims	5,241	5,918	9,023	11,463
Depreciation and amortization	2,576	2,359	5,138	4,591

Total operating expenses	117,543	191,659	231,800	356,583

Income from operations	2,354	7,761	3,123	12,972
Non operating income (expense)	(294)	(2,014)	(820)	(1,781)
Interest income (expense), net	23	(1)	3	19

Income before provision for income taxes	2,083	5,746	2,306	11,210
Provision for income taxes	778	2,243	862	4,363

Net income	$1,305	$3,503	$1,444	$6,847

Earnings per common share:
Basic	$0.08	$0.22	$0.09	$0.43
Diluted	$0.08	$0.22	$0.09	$0.43
Weighted average number of common shares outstanding:
Basic	15,980	16,088	15,985	16,088
Diluted	15,980	16,088	15,985	16,088

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 27, 2009	December 31, 2008
Assets
Cash and cash equivalents	$6,209	$28,767
Marketable securities	12,043	8,808
Accounts receivable – net	58,200	70,590
Other current assets	8,576	9,948

Total current assets	85,028	118,113
Property and equipment – net	76,587	61,334
Other long-term assets – net	31,228	32,100

Total assets	$192,843	$211,547

Liabilities and shareholders’ equity
Total current liabilities	$40,142	$40,040
Total long-term liabilities	5,227	7,030

Total liabilities	45,369	47,070
Total shareholders’ equity	147,474	164,477

Total liabilities and shareholders’ equity	$192,843	$211,547

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Average number of tractors provided by owner-operators
Truckload	2,620	2,738	2,686	2,754
Intermodal	685	823	704	852

Total	3,305	3,561	3,390	3,606

Truckload Revenues:
Average operating revenues per loaded mile (1)	$2.27	$2.91	$2.31	$2.77
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.09	$2.33	$2.12	$2.28
Average operating revenues per load (1)	$949	$1,062	$953	$1,013
Average operating revenues per load, excluding fuel surcharges (1)	$875	$850	$873	$832
Average length of haul (1)(2)	418	365	412	365
Number of loads (1)	79,081	112,017	150,920	215,415

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$1.89	$2.47	$1.94	$2.31
Average operating revenues per load (1)	$1,098	$1,426	$1,108	$1,367
Average length of haul (1)(2)	581	578	572	592
Number of loads (1)	21,813	30,601	44,696	60,162

Intermodal Revenues:
Drayage (in thousands)	$16,889	$27,558	$33,438	$52,625
Depot (in thousands)	$1,822	$3,041	$3,827	$4,772

Total (in thousands)	$18,711	$30,599	$37,265	$57,397

Average operating revenues per loaded mile	$3.17	$4.88	$3.37	$4.81
Average operating revenues per loaded mile, excluding fuel surcharges	$2.89	$3.85	$3.05	$3.90
Average operating revenues per load	$277	$340	$282	$330
Average operating revenues per load, excluding fuel surcharges	$252	$269	$255	$267
Number of loads	60,961	80,975	118,383	159,640

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.